                                                                   EXHIBIT 10.30





                              AGREEMENT OF MERGER

                                     AMONG

                                J. BAKER, INC.,

                             JBAK ACQUISITION CORP.

                                      AND

                           TISHKOFF ENTERPRISES, INC.

         AGREEMENT OF MERGER, dated as of December 3, 1993, by and among J. Baker, Inc., a Massachusetts corporation ("Acquiror"), JBAK Acquisition Corp., an Ohio corporation and a wholly owned subsidiary of Acquiror ("Sub"), and Tishkoff Enterprises, Inc., an Ohio corporation ("Seller").

         INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acquiror, Sub and Seller hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 Merger; Effective Time of the Merger. Subject to the terms and conditions of this Agreement, Sub will be merged into Seller (the "Merger") in accordance with the Ohio General Corporation Law (the "OGCL").

         The Merger shall become effective upon the filing of a Certificate of Merger (the "Certificate of Merger"), along with any other documents required to be filed to consummate the Merger, with the Secretary of State of the State of Ohio in accordance with Section 1701.81 of the OGCL (the date of such filing or, if applicable, the effective date specified in such filing being hereinafter referred to as the "Effective Date of the Merger" and the time of such filing being hereinafter referred to as the "Effective Time of the Merger). The Certificate of Merger and any other documents required to consummate the Merger shall be filed with the Secretary of State of the State of Ohio on the Closing Date (as defined in Section 1.3) or as soon thereafter as practicable.

     1.2 Seller Stockholders' Approvals. Seller shall hold a meeting of its stockholders to consider and vote upon the approval of this Agreement and the Merger contemplated hereby, all in accordance with the provisions of the OGCL (the "Seller Stockholders' Meeting"), as soon as practicable after the date hereof.

     1.3 Closing. The closing of the Merger (the "Closing") will take place on the first business day after satisfaction or waiver of all of the conditions to the Merger set forth in this Agreement (the date of such closing is hereinafter referred to as the "Closing Date"), at the offices of Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts 02109, unless a different date or place is agreed to by the parties hereto.

     1.4 Effects of the Merger. At the Effective Time of the Merger, (i) the separate existence of Sub shall cease and Sub shall be merged with and into Seller (Seller after the Merger is sometimes referred to herein as the "Surviving Corporation"); (ii) the Articles of Incorporation of Seller shall be the Articles of Incorporation of the Surviving Corporation, except that such Articles of Incorporation shall be amended to provide that (x) the authorized common stock of the Surviving Corporation shall be 1,000 shares of Common Stock, with no par value, and (z) the name of the Surviving Corporation shall be Shoe Corporation of America, Inc., (iii) the Code of Regulations of Seller shall be the Code of Regulations of the

Surviving Corporation, (iv) the directors and officers of the Surviving Corporation shall remain as the directors and officers of the Surviving Corporation, respectively, and (v) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.


                                   ARTICLE II

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
            THE CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES

     2.1 Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Seller or Sub:

            2.1.1 Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall continue to be issued and shall be converted into one share of common stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of a number of shares of the capital stock of Sub shall thereafter evidence ownership of such number of shares of common stock of the Surviving Corporation.

            2.1.2         Cancellation of Treasury and Similar Stock of Seller.
All shares of common stock of Seller, with no par value ("Seller Common Stock"), that are owned, directly or indirectly, by Seller or by any Subsidiary (as hereinafter defined) of Seller and any shares of capital stock of Seller owned by Acquiror, Sub or any other Subsidiary of Acquiror shall be cancelled and no consideration shall be delivered in exchange therefor. As used in this Agreement, a "Subsidiary" of an entity shall mean any corporation or other legal entity of which the specified entity (either acting alone or together with its other Subsidiaries) owns, directly or indirectly, more than 50% of the stock or other equity interest, the holders of which are, ordinarily or generally, in the absence of contingencies or understandings, entitled to vote for the election of a majority of the board of directors or to otherwise control the governing body.

            2.1.3 Conversion of Capital Stock. Each issued and outstanding share of Seller Common Stock (other than (x) shares to be cancelled pursuant to Section 2.1.2, and (y) shares, if any, held by persons who in accordance with Section 1701.84 of the OGCL have not voted in favor of the merger and have delivered to Seller within ten days of the date of the Seller Stockholders' Meeting a written demand for appraisal of their shares ("Dissenting Shares")) shall be converted and exchange, without any action on the part of the holders thereof, into the right to receive from Acquiror $2.95759 in cash (the "Cash Consideration"). Each issued and outstanding share of the preferred stock of Seller, $1.00 par value ("Seller Preferred Stock"), shall remain outstanding.

            2.1.4 Appraisal Rights. Except as otherwise provided in the OGCL, any Dissenting Shares shall not be converted into the Cash Consideration but shall be converted





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
into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the OGCL. Seller shall give Acquiror prompt written notice of any demand received by Seller from a stockholder of Seller regarding the appraisal of his shares, and Acquiror shall have the right to participate in all negotiations and proceedings with respect to such demand. Seller agrees that, except with the prior written consent of Acquiror, or as required under the OGCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand. Each holder of Dissenting Shares (a "Dissenting Stockholder") who, pursuant to the provisions of the OGCL, becomes entitled to payment of the value of shares of Seller Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of a legal obligation, after the Effective Time of the Merger, to deliver the Cash Consideration to any holder of shares of Seller Common Stock who shall have failed to make a demand for appraisal or shall have withdrawn or otherwise terminated his demand for appraisal, Acquiror shall, upon surrender by such Dissenting Stockholder of his certificate or certificates representing shares of Seller Common Stock, pay the Cash Consideration to which such Dissenting Stockholder is then entitled under this
Section 2.1 and the Certificate of Merger.

     2.2       Surrender of Certificates and Payment of Cash-out Consideration.

            2.2.1 Exchange Agent. Acquiror shall act as exchange agent (the "Exchange Agent") in the Merger or shall appoint its transfer agent to act as Exchange Agent.

            2.2.2 Acquiror to Arrange for Payment of Cash Consideration. Promptly after the Effective Time of the Merger (but in no event later than fifteen business days thereafter), Acquiror shall make available to the Exchange Agent for payment in accordance with this Article II, through such reasonable procedures as Acquiror may adopt, the total Cash Consideration payable pursuant to Section 2.1.3, such payment to be made in each case in exchange for certificates formerly representing outstanding shares of Seller Common Stock.

            2.2.3 Exchange Procedures. Within ten days after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Seller Common Stock (the "Certificates") whose shares are being converted into the Cash Consideration pursuant to Section 2.1 hereof and the Certificate of Merger, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonable specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Cash Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to payment of the Cash Consideration, pursuant to Section 2.1.3 hereof, in respect of the shares of Seller Common Stock formerly represented by such





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Certificate.  The Certificate so surrendered shall forthwith be cancelled.  In the event of a transfer of ownership of Seller Common Stock which is not registered on the transfer records of Seller, the appropriate amount of Cash Consideration may be delivered to a transferee if the Certificate representing such Seller Common Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Cash Consideration as provided by this Article II and the provisions of the OGCL, except for Certificates for Dissenting Shares, which shall have the rights set forth in Section 1701.84 of the OGCL.

            2.2.4 No Further Ownership Rights in Capital Stock of Seller. Cash Consideration delivered upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to the shares of Seller Common Stock formerly represented by such Certificates. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Seller Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason (other than in connection with presentation by a dissenting stockholder for purposes of placing a dissenter's legend thereon), they shall be cancelled and exchanged as provided in this Article II.

            2.2.5 No Interest. No interest shall be due or payable with respect to any payment of Cash Consideration.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller represents and warrants to Acquiror and Sub that:

     3.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in all other jurisdictions that require such qualification or licensing except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the present or future operations, business, properties, assets, liabilities, results of operations or financial condition of Seller, taken as a whole (a "Seller Material Adverse Effect"). Seller has made available or provided to Acquiror complete and correct copies of the charter and bylaws of Seller, each as amended to the date hereof.





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
     3.2       Power, Authorization and Validity.

            3.2.1 Seller has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by the Board of Directors of Seller, and no other action on the part of Seller or its stockholders is required in connection therewith, except as set forth in Section 3.2.2 below.

            3.2.2 No filing, authorization, consent or approval is necessary to enable Seller to enter into, or to perform its obligations under, this Agreement or to carry out or make effective the Merger, except for (a) the filing of the Certificate of Merger and any other required documents with the Secretary of State of the State of Ohio and the filing of appropriate documents with the relevant authorities of other states in which Seller is qualified to do business, if any, (b) such filings as may be required to comply with federal and state Blue Sky laws, and (c) the approval of this Agreement by the stockholders of Seller.

            3.2.3 This Agreement is the valid and binding obligations of Seller enforceable in accordance with its terms. The Agreement and the transactions contemplated herein will, when such transactions are consummated as described herein, result in a valid merger of Sub into Seller with all the effects of a merger described in OGCL section 1701.82.

     3.3 Capitalization. The authorized capital stock of Seller consists of (i) 1,500,000 shares of Common Stock, without par value, of which 917,125 shares are issued and outstanding, and (ii) 40,000 shares of Class A Preferred Stock, $1.00 par value per share ("Seller Preferred Stock"), of which all shares are issued and outstanding. All issued and outstanding shares of Seller Common Stock and Seller Preferred Stock have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any right of rescission. There are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to issue, sell, purchase or otherwise acquire any of Seller's authorized but unissued capital stock or treasury stock or any other securities convertible into or evidencing the right to subscribe for any such shares, and there is no liability for dividends accrued but unpaid on the capital stock of Seller or any of its Subsidiaries. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to Seller's outstanding securities.

     3.4 Agreement Will Not Cause Breach. Neither the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement will result in any of the following: (a) a default, breach or violation of the charter, bylaws or other governing instruments of Seller, or
(b) a violation or breach of any statute, ordinance, rule or regulation applicable to Seller, or any writ, injunction or decree of any court or governmental instrumentality to which Seller is a party or by which it or any of its properties are bound or subject.





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                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB

      Acquiror and Sub, jointly and severally, represent and warrant that:

     4.1 Organization and Good Standing. Each of Acquiror and Sub and each of Acquiror's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Each of Acquiror and Sub is duly qualified or licensed to do business as a foreign corporation and is in good standing in all other jurisdictions that require such qualification or licensing except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the present or future operations, business, properties, assets, liabilities, results of operations or financial condition of Acquiror and its Subsidiaries, taken as a whole (an "Acquiror Material Adverse Effect"). Acquiror has made available or provided to Seller complete and correct copies of the charters and bylaws of Acquiror and Sub, each as amended to the date hereof.

     4.2       Power, Authorization and Validity.

            4.2.1 Each of Acquiror and Sub has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by the Board of Directors of Acquiror and Sub and not other action on the part of Acquiror, Sub or their stockholders is required in connection therewith.

            4.2.2 No filing, authorization, consent or approval, governmental or otherwise, is necessary to enable Acquiror or Sub to enter into, and to perform its obligations under, this Agreement, except for (a) the filing of the Certificate of Merger and any other required documents with the Secretary of State of the State of Ohio and the filing of appropriate documents with the relevant authorities of other states in which Acquiror or Sub is qualified to do business, if any, and (b) such filings as may be required to comply with federal and state Blue Sky laws.

            4.2.3 This Agreement is the valid and binding obligations of Acquiror and Sub, enforceable in accordance with its respective terms.





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                                   ARTICLE V

                          MUTUAL CONDITIONS PRECEDENT

     The respective obligations of each party to consummate the transactions contemplated herein are subject to the satisfaction or waiver, where permissible, prior to or as of the Effective Time of the Merger, of the following conditions precedent:

     5.1 Seller Stockholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote of the stockholders of Seller in accordance with its Certificate of Incorporation and Code of Regulations and in accordance with applicable law.

     5.2 Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, necessary for the consummation of the transactions contemplated by this Agreement, shall have been filed, occurred or been obtained.

     5.3 Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of any transaction contemplated by this Agreement shall have been issued by any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, and remain in effect, and not litigation seeking the issuance of such an order or injunction, or seeking the imposition against Sub, Seller or Acquiror or any of their respective directors or officers of damages if the Merger is consummated, shall be pending or threatened. In the event any such order or injunction shall have been issued, each party agrees to use reasonable efforts to have any such injunction removed or terminated.

     5.4 Statutes. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated, issued or deemed applicable to the Merger, by any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, which would make the consummation of the Merger or the transactions contemplated hereby illegal or impermissible.

     5.5 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been terminated pursuant to
Article VIII hereof.


                                   ARTICLE VI

            CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR AND SUB

     The obligations of Acquiror and Sub to consummate the transactions contemplated herein are subject to the satisfaction or waiver, where permissible, prior to or upon the Effective Time of the Merger, of the following conditions precedent:





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     6.1       Representations and Warranties.  The representations and
warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) (i) as of the date of this Agreement, (ii) as of the date of the Seller Stockholders' Meeting and (iii) as of the Closing Date, as though made on and as of each such date, and Acquiror shall have received a certificate signed by the President of Seller to such effect on the Closing Date.

     6.2 No Material Adverse Change. From and after the date hereof, no event or circumstance shall have occurred and no fact or condition shall exist which has caused or constitutes a Seller Material Adverse Effect, and Acquiror shall have received a certificate signed by the President of Seller to such effect on the Closing Date.

     6.3 Opinion of Seller's Counsel. Acquiror shall have been furnished with an opinion, in form and substance reasonably satisfactory to Acquiror, of Schwartz, Kelm, Warren & Rubenstein, counsel for the Seller, substantially to the effect that upon the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, at the Effective Time of the Merger Sub will be merged into Seller in accordance with, and in the manner described in, Article II hereof and such merger shall be duly authorized, valid and have all of the effects set forth in Section 1701.82 of the OGCL.


                                  ARTICLE VII

                  CONDITION PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the transactions contemplated herein are subject to the satisfaction or waiver, where permissible, prior to or upon the Effective Time of the Merger, of the following condition precedent:

     7.1 Representations and Warranties. The representations and warranties of Acquiror and Sub set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) (i) as of the date of this Agreement, (ii) as of the date of the Seller Stockholders' Meeting and (iii) as of the Closing Date, as though made on and as of each such date, and Seller shall have received a certificate signed by the chief financial officer or Treasurer of Acquiror to such effect on the Closing Date.






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
                                 ARTICLE VIII

                           TERMINATION OF AGREEMENT

     8.1 Termination. At any time prior to the Closing Date, this Agreement may be terminated (a) by mutual written consent of each of the parties hereto, (b) by Acquiror if the conditions stated in Article VI hereof have not been satisfied at or prior to the Closing Date or if it has become reasonably, objectively certain that any conditions required to be satisfied thereunder, other than a condition that is reasonably within Acquiror's or Sub's control, will not be satisfied on or prior to the Closing Date, (c) by Seller if the conditions stated in Article VII hereof have not been satisfied at or prior to the Closing Date or if it has become reasonably, objectively certain that any conditions required to be satisfied thereunder, other than a condition that is reasonably within Seller's control, will not be satisfied on or prior to the Closing Date, (d) by any party if the conditions stated in
Article V hereof have not been satisfied at or prior to the Closing Date or if it has become reasonably, objectively certain that any conditions required to be satisfied thereunder, other than a condition that is reasonably within the control of the party seeking a termination, will not be satisfied on or prior to the Closing Date or (e) by any party without the consent of the other parties if the Effective Date of the Merger has not occurred on or prior to December 31, 1993.

     8.2       Extension of Time; Waivers.  At any time prior to the Closing
Date:

            8.2.1 Acquiror and Sub may (i) extend the time for the performance of any of the obligations or other acts of Seller, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by Seller. Any agreement pursuant to this Section 8.2.1 shall be valid only if set forth in an instrument in writing signed by each of the parties hereto.

            8.2.2 Seller may (i) extend time for the performance of any of the obligations or other acts of Acquiror and/or Sub, and (ii) waive compliance with any of the agreements or conditions contained herein to be performed by Acquiror and/or Sub. Any agreement pursuant to this Section 8.2.2 shall be valid only if set forth in an instrument in writing signed by each of the parties hereto.


                                   ARTICLE IX

                                 MISCELLANEOUS


     9.1 Amendment. This Agreement may be amended with the approval of the Boards of Directors of Acquiror, Sub and Seller at any time before or after approval thereof by the stockholders of Seller or the stockholders of Sub but, after any such approval, no amendment shall be made if under Section 1701.84 of the OGCL such amendment must be approved by the stockholders of any party hereto unless the requisite approval of such party's stockholders shall have been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each parties hereto.

     9.2 Costs and Expenses. Costs and expenses incurred in connection with this Agreement will be paid by the party incurring such costs and expenses.





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     9.3       Non-Survival of Warranties.  Except for the obligation of
Acquiror to pay the Cash Consideration as provided in Article II and to otherwise comply with its obligations under such Article, all representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, or certificate or financial statement delivered by any party to any other party incident to the transactions contemplated hereby shall not survive the Closing.

     9.4       Entire Agreement; Counterparts; Applicable Law. This Agreement
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, one of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Ohio without giving effect to the conflict of law provisions thereof.

     9.5 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect.

     9.6 Notices. Any notice of demand which must or may be given under this Agreement shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express); addressed and delivered or telecopied to Acquiror, Sub or Seller, as the case may be, as follows:

To Acquiror:                                  With a copy to:

      J. Baker, Inc.                               Goodwin, Procter & Hoar
      555 Turnpike Street                          Exchange Place
      Canton, MA 02021                             Boston, MA  02109
      Attn:  Chief Financial Officer               Attn:  Thomas P. Storer, Esq.

To Sub:                                       With a copy to:

      JBAK Acquisition Corp.                       Goodwin, Procter & Hoar
      555 Turnpike Street                          Exchange Place
      Canton, MA 02021                             Boston, MA  02109
      Attn:  President                             Attn:  Thomas P. Storer, Esq.





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
To Seller:                             With a copy to:

      Tishkoff Enterprises, Inc.             Schwartz, Kelm,Warren & Rubenstein
      2035 Innis Road                        41 South High Street
      Columbus, Ohio  43224                  Suite 2350
      Attn:  President                       Columbus, OH  43215
                                             Attn:  Kenneth J. Warren, Esq.

or to such other address of which any party may by written notice given in accordance with this Section 9.6 notify the other parties.

     9.7 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

     9.8 Third Party Beneficiary. No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity.

     9.9 Mutual Drafting. This Agreement is the joint project of the Acquiror and Seller, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Acquiror and Seller and shall not be construed for or against either party.

     9.10 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     9.11 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in The Commonwealth of Massachusetts (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.





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
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                        J. BAKER, INC.


                                        By:  /s/ Philip G. Rosenberg
                                             ------------------------------
                                             Name:   Philip G. Rosenberg
                                             Title:  First Senior Vice President
ATTEST:


/s/ Alan I. Weinstein
- - ------------------------------
Name:   Alan I. Weinstein
Title:  Secretary

                                        JBAK ACQUISITION CORP.


                                        By:  /s/ Alan I. Weinstein
                                             ------------------------------
                                             Name:   Alan I. Weinstein
                                             Title:  President
ATTEST:


/s/ Mark T. Beaudouin
- - ------------------------------
Name:   Mark T. Beaudouin
Title:  Secretary

                                        TISHKOFF ENTERPRISES, INC.



                                        By:  /s/ Alan I. Weinstein
                                             ------------------------------
                                             Name:   Alan I. Weinstein
                                             Title:  Senior Executive Vice
                                                     President
ATTEST:


/s/ Philip G. Rosenberg
- - ------------------------------
Name:   Philip G. Rosenberg
Title:  Assistant Secretary





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